Exhibit 1.1
Principal Financial Group, Inc.
$100,000,000
6.05% Senior Notes due 2036

Underwriting Agreement
November 28, 2006
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
Morgan Stanley & Co. Incorporated
c/o Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated
4 World Financial Center
New York, New York 10080
Ladies and Gentlemen:
     Principal Financial Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the “Underwriters”) an aggregate of $100,000,000 principal amount of the Company’s 6.05% Senior Notes due 2036 (the “Securities”).
     Principal Financial Services, Inc., an Iowa corporation (“PFS”), will fully and unconditionally guarantee the Securities in accordance with the applicable terms of the Indenture (as defined below) (the “Guarantee”).
     1. Each of the Company and PFS jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:
          (a) A registration statement on Form S-3 (File No. 333-111352) (the “Initial Registration Statement”) in respect of the Securities and the Guarantee has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you for each of the other Underwriters and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule

462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company or PFS, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities and the Guarantee, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities and the Guarantee filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Securities and the Guarantee that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities and the Guarantee filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

          (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or PFS by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) expressly for use therein;
          (c) For the purposes of this Agreement, the “Applicable Time” is 1:40 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company or PFS by an Underwriter through Merrill Lynch expressly for use therein;
          (d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, at its time of filing with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or PFS by an Underwriter through Merrill Lynch expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;
          (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or PFS by an Underwriter through Merrill Lynch expressly for use therein;
          (f) Each of PFS, Principal Life Insurance Company, an Iowa insurance company (“PLIC”), and Principal Global Investors LLC, a Delaware limited liability company (together with PFS and PLIC, the “Significant Subsidiaries”), is a “significant subsidiary”, as such term is defined in Rule 405 under the Act, and the Company has no other subsidiary that is a “significant subsidiary” within the meaning of such Rule 405;
          (g) Neither the Company nor any of its Significant Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any (i)(A) decrease in the outstanding capital stock of the Company in excess of 10 million shares or (B) increase in the consolidated long-term debt of the Company in excess of $10,000,000 or (ii) material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;
          (h) The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries;
          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified and be in good standing in any such jurisdiction; and each Significant Subsidiary has been duly incorporated and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified and be in good standing in any such jurisdiction;
          (j) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;
          (k) The Securities and the Guarantee have been duly authorized and, when issued and delivered pursuant to this Agreement and the Indenture against payment therefor, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and PFS, as applicable, entitled to the benefits provided by the Indenture dated as of October 11, 2006 (the “Original Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto (the “First Supplemental Indenture”) among the Company, PFS and the Trustee (as so amended and supplemented, and including the terms of the Securities set forth in the order of the Company thereunder, the “Indenture”) under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration

Statement; the Indenture has been duly qualified under the Trust Indenture Act; the Original Indenture has been duly authorized, executed and delivered by the Company, the First Supplemental Indenture has been duly authorized, executed and delivered by the Company and PFS and the Indenture constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities, the Guarantee and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;
          (l) The issue and sale of the Securities, the issuance of the Guarantee and the compliance by the Company and PFS with all of the provisions of the Securities, the Indenture, the Guarantee and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or similar organizational documents of the Significant Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, in each case (other than any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or similar organizational documents of the Significant Subsidiaries) the effect of which, individually or in the aggregate, would either affect the validity of the Securities or the Guarantee or their issue or affect adversely the consummation of the transactions contemplated hereby or have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries considered as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the issuance of the Guarantee or the consummation by the Company or PFS of the transactions contemplated by this Agreement, the Indenture or the Guarantee, as applicable, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;
          (m) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject, which, if determined adversely to the Company or any of its Significant Subsidiaries, would, individually or in the aggregate, have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries considered as a whole; and, to the best of the Company’s and PFS’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
          (n) Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws or similar organizational documents or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;
          (o) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of the Notes” and “Description of the Debt Securities”, insofar as they purport to constitute a summary of the terms of the Securities and the Guarantee, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;
          (p) Neither the Company nor PFS is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof and the issuance of the Guarantee, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
          (q) At the earliest time after the filing of the Initial Registration Statement that the Company, PFS or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities or the Guarantee, neither the Company nor PFS was an “ineligible issuer” as defined in Rule 405 under the Act;
          (r) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
          (s) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
          (t) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
          (u) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective; and
          (v) The consolidated financial statements of the Company included in any report or filing under the Exchange Act incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated, to the extent required under the Exchange Act, and the consolidated statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data, the summary financial information and the condensed consolidating financial information, if any, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus.
     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 104.362% of the principal amount thereof, plus accrued interest from October 16, 2006 to the Time of Delivery (as defined herein), the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.
     3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Merrill Lynch, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Merrill Lynch at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Merrill Lynch at DTC. The Company will cause the certificates representing the Securities to be made available to Merrill Lynch for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on December 5, 2006 or such other time and date as Merrill Lynch and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”
     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     5. Each of the Company and PFS jointly and severally agrees with each of the Underwriters:
          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company and PFS with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities and the Guarantee; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities or the Guarantee, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor PFS shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and provided further that neither the Company nor PFS shall be required to qualify the Securities in any jurisdiction if such qualification would result in any obligation on the part of the Company or PFS to make filings with any governmental entity in such jurisdiction after the completion of the offering;
          (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any

Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
          (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
          (e) During the period beginning from the date hereof and continuing to and including the Time of Delivery, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company or PFS that are substantially similar to the Securities;
          (f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and
          (g) To use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.
     6. (a) (i) Each of the Company and PFS jointly and severally represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of Merrill Lynch, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;
               (ii) Each Underwriter represents and agrees that, without the prior consent of the Company, PFS and Merrill Lynch, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and
               (iii) Any such free writing prospectus the use of which has been consented to by the Company, PFS and Merrill Lynch (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

          (b) Each of the Company and PFS has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
          (c) Each of the Company and PFS jointly and severally agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company or PFS, as applicable, will give prompt notice thereof to Merrill Lynch and, if requested by Merrill Lynch, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company and PFS by an Underwriter through Merrill Lynch expressly for use therein.
     7. Each of the Company and PFS jointly and severally covenants and agrees with the several Underwriters that the Company and PFS will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel, PFS’s counsel and accountants in connection with the registration of the Securities and the Guarantee under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Guarantee, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the issuance of the Guarantee; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing certificates for the Securities; (vi) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Guarantee; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
     8. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and PFS herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and PFS shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:
          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company or PFS pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission;
          (b) Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
          (c) Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:
               (i) The Company is validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus;
               (ii) The Company’s authorized share capital is as set forth in the Prospectus;
               (iii) The Securities have been duly authorized by the Company, and when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and the Guarantee, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity);
          (iv) The statements made in the Pricing Prospectus and the Prospectus under the captions “Description of the Notes” and “Description of the Debt Securities”, together with, in the case of the Pricing Prospectus, the information in the final term sheet prepared and filed pursuant to Section 5(a) hereof, insofar as such statements purport to summarize certain provisions of the Indenture, the Securities, the Guarantee or legal matters referred to therein, are accurate in all material respects;
          (v) This Agreement has been duly authorized, executed and delivered by or on behalf of the Company;
          (vi) The Indenture has been duly qualified under the Trust Indenture Act;
          (vii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable in accordance with its terms against the Company, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity);
          (viii) Assuming the due authorization, execution and delivery of the First Supplemental Indenture by PFS, the First Supplemental Indenture constitutes a valid and legally binding instrument of PFS, enforceable in accordance with its terms against PFS, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity);
          (ix) Assuming the due authorization, execution and delivery of the Guarantee by PFS, the Guarantee constitutes a valid and legally binding obligation of PFS, enforceable in accordance with its terms against PFS, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity);
          (x) Neither the Company nor PFS is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof and the issuance of the Guarantee, will be an “investment company”, as such term is defined in the Investment Company Act; and
               (xi) The statements of United States Federal tax law or legal conclusions with respect thereto set forth in the Pricing Prospectus and the Prospectus under the heading “Certain United States Federal Income Tax Consequences” are, subject to the qualifications, assumptions and limitations stated therein, accurate in all material respects.
          In rendering the opinion required by this subsection (c), Debevoise & Plimpton LLP may state that such opinion is limited to the Federal laws of the United States of America, the laws of the State of New York and the Delaware General Corporation Law, as currently in effect.
          (d) Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to you a letter, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that in the course of such counsel’s review and discussion of the contents of the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus with certain officers and employees of the Company and representatives of the Company’s independent accountants, but without independent check or verification, (i) each of the Registration Statement, as of the date as of which the Registration Statement is deemed to have become effective under the Act in accordance with Section 11(d) of the Act and Rule 430B of the rules and regulations of the Commission thereunder, and the Preliminary Prospectus and the Prospectus, as of the date each was filed with the Commission pursuant to Rule 424(b) under the Act, appeared to such counsel on its face to be appropriately responsive in all material respects with the requirements as to form of the Act and the rules and regulations thereunder and (ii) nothing has come to such counsel’s attention that has caused such counsel to believe that (A) the Registration Statement, as of the date as of which the Registration Statement is deemed to have become effective under the Act in accordance with Section 11(d) of the Act and Rule 430B of the rules and regulations of the Commission thereunder, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Prospectus, as of its date and as of the Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that in case of clause (i) such counsel expresses no belief as to (w) the documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, and in case of clauses (i) and (ii) such counsel expresses no belief as to (x) the financial statements, the related notes and schedules, and other financial information contained in the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus or the

Prospectus, (y) the statement of eligibility of the Trustee under the Indenture, or (z) Regulation S-T.
          (e) Karen E. Shaff, General Counsel to the Company and PFS, shall have furnished to you her written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:
               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus;
               (ii) The Company’s authorized share capital is as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;
               (iii) Each Significant Subsidiary has been duly incorporated or organized, as the case may be, and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as applicable; and all of the issued             shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;
               (iv) Except as described in the Prospectus, there is no action, suit or proceeding pending, nor, to the best of such counsel’s knowledge, is there any action, suit or proceeding threatened against the Company or any of its Significant Subsidiaries that (a) might have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as a whole, or (b) is required to be disclosed in the Registration Statement or the Prospectus;
               (v) This Agreement has been duly authorized, executed and delivered by or on behalf of PFS;
               (vi) The issue and sale of the Securities and the issuance of the Guarantee and the compliance by the Company and PFS with all of the provisions of the Securities, the Guarantee, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated (x) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such actions result in any violations of the provisions of (y) the Certificate of Incorporation or By-laws of the Company or similar organizational documents of the Significant Subsidiaries or (z) any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, any its Significant Subsidiaries or any of their properties; except, in the case of clauses (x) and (z), for such breaches or violations that individually or in the aggregate, would not have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries considered as a whole or would not affect the validity of the Securities or the Guarantee or would not affect adversely the consummation of the transactions contemplated hereby; provided that such counsel expresses no opinion in this subsection (vi) with respect to state securities laws or the antifraud provisions of the United States Federal securities laws;
               (vii) No consent or authorization of, approval by, notice to, or filing with, any court or governmental authority is required to be obtained or made on or prior to the Time of Delivery by the Company or PFS for the issue and sale of the Securities, the issuance of the Guarantee or the performance by the Company or PFS of their respective obligations in accordance with the terms of this Agreement, the Indenture or the Guarantee, except for any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect; provided that such counsel expresses no opinion in this subsection (vii) with respect to state securities laws or the antifraud provisions of the United States Federal securities laws;
               (viii) The First Supplemental Indenture has been duly authorized, executed and delivered by PFS; and
               (ix) The Guarantee has been duly authorized, executed and delivered by PFS.
          In rendering the opinion required by this subsection (e), Karen E. Shaff may state that such opinion is limited to the Federal laws of the United States of America, the laws of the State of Iowa and the Delaware General Corporation Law, as currently in effect.
          (f) Karen E. Shaff, General Counsel to the Company and PFS, shall have furnished to you a letter, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that in the course of such counsel’s review and discussion of the contents of the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus with lawyers in the Company’s law department under her supervision, but without independent check or verification:
               (i) Each of the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company or PFS prior to the Time of Delivery, when they were filed with the Commission appeared to such counsel on its face to be appropriately responsive in all material respects with the requirements as to form of the

Exchange Act and the applicable rules and regulations of the Commission thereunder; and nothing has come to such counsel’s attention that has caused such counsel to believe that any such document, as of the date it was filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such document was filed, not misleading; except that in each case such counsel expresses no belief as to (x) the financial statements, the related notes and schedules, and other financial information contained in any such document or (y) Regulation S-T; and
               (ii) Each of the Registration Statement, as of the date as of which the Registration Statement is deemed to have become effective under the Act in accordance with Section 11(d) of the Act and Rule 430B of the rules and regulations of the Commission thereunder, and the Preliminary Prospectus and the Prospectus, as of the date each was filed with the Commission pursuant to Rule 424(b) under the Act, appeared to such counsel on its face to comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder and nothing has come to such counsel’s attention that has caused such counsel to believe that (A) the Registration Statement, as of the date as of which the Registration Statement is deemed to have become effective under the Act in accordance with Section 11(d) of the Act and Rule 430B of the rules and regulations of the Commission thereunder, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Prospectus, as of its date and as of the Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and that any amendment to the Registration Statement required to be filed or any contract or document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Preliminary Prospectus or the Prospectus or required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus are so filed or described as required; except that in each case such counsel expresses no belief as to (x) the financial statements, the related notes and schedules, and other financial information contained in the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus or the Prospectus,

(y) the statement of eligibility of the Trustee under the Indenture, or (z) Regulation S-T.
          (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, as to such matters ordinarily included in accountants’ “comfort letters” to underwriters, in form and substance satisfactory to you;
          (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;
          (i) On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Company’s or PFS’ debt securities or preferred stock or the financial strength or claims paying ability of PLIC by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or PFS’ debt securities or preferred stock or the financial strength or claims paying ability of PLIC;
          (j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clause (iv) or (v) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;
          (k) Each of the Company and PFS shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and
          (l) Each of the Company and PFS shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and PFS, as applicable, satisfactory to you as to the accuracy of the representations and warranties of the Company and PFS herein at and as of such Time of Delivery, as to the performance by the Company and PFS of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.
     9. (a) The Company and PFS will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the neither Company nor PFS shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or PFS by any Underwriter through Merrill Lynch expressly for use therein.
     (b) Each Underwriter will indemnify and hold harmless the Company and PFS against any losses, claims, damages or liabilities to which the Company or PFS may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or PFS by such Underwriter through Merrill Lynch expressly for use therein; and will reimburse the Company and PFS for any legal or other expenses reasonably incurred by the Company or PFS in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company or PFS on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or PFS on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company or PFS on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or PFS on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, PFS and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company’s and PFS’ obligation in this subsection (d) to contribute is joint and several.
     (e) The obligations of the Company and PFS under this Section 9 shall be in addition to any liability which the Company or PFS may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or PFS and to each person, if any, who controls the Company or PFS within the meaning of the Act.
     10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company, PFS and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the

Company or PFS, or any officer or director or controlling person of the Company or PFS, and shall survive delivery of and payment for the Securities.
     12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
     13. In all dealings hereunder, Merrill Lynch shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by Merrill Lynch.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, Attention: Transaction Management Group; and if to the Company or PFS shall be delivered or sent by mail, telex or facsimile transmission to the respective addresses of the Company and PFS set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and PFS and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company or PFS and each person who controls the Company or PFS or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     16. Each of the Company and PFS acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and PFS, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the

Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or PFS with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or PFS on other matters) or any other obligation to the Company or PFS except the obligations expressly set forth in this Agreement and (iv) the Company and PFS have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Company and PFS agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or PFS, in connection with such transaction or the process leading thereto.
     17. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, PFS and the Underwriters, or any of them, with respect to the subject matter hereof.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     19. The Company, PFS and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     21. Notwithstanding anything herein to the contrary, each of the Company and PFS is authorized to disclose to any persons U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or PFS relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

     If the foregoing is in accordance with your understanding, please sign and return to us six (6) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and PFS. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, Principal Financial Group, Inc.
By:	/s/ Timothy Stumpff
	Name:	Timothy Stumpff
	Title:	VP -- Capital Markets

Principal Financial Services, Inc.
By:	/s/ Ellen Lamale
	Name:	Ellen Lamale
	Title:	SVP & Chief Actuary

Accepted as of the date hereof:

Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ William Vens

Name: William Vens Title: Vice President

SCHEDULE I

Principal Amount of
Underwriter	Securities to be Purchased

Goldman, Sachs & Co.	$33,333,333
Merrill Lynch, Pierce, Fenner & Smith Incorporated	33,333,334
Morgan Stanley & Co. Incorporated	33,333,333

Total	$100,000,000

SCHEDULE II
(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:
     None.
(b) Additional Documents Incorporated by Reference:
     None.

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